UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                           FORM SB-2

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       RIVIERA GROUP, INC.
          (Name of small business issuer in its charter)

     Delaware                   6770                       [     ]
(State
or jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
of incorporation or      Classification Code Number)    Identification
organization)                                            No.)

345 East 80th Street, Suite 5G, New York, NY 10021, (212) 644-9710

     (Address and telephone number of principal executive offices)


345 East 80th Street, Suite 5G, New York, NY 10021, (212) 644-9710

                  (Address of Principal place of business or
              intended principal place of business)


Schonfeld&Weinstein, LLP, 63 Wall Street, New York, NY 10005, (212)344-1600
   (Name, address, and telephone number of agent for service)


Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement and Prospectus.

                 Schonfeld & Weinstein, L.L.P.
                         63 Wall Street
                       New York, NY 10005
                         (212) 344-1600

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      CALCULATION OF REGISTRATION FEE



Title of Each Class of   Amount       Proposed    Proposed   Amount of
Securities Being (1)     Being        Maximum     Maximum    Registration
Registered               Registered   Offering    Aggregate  Fee
                                      Price Per   Offering
                                      Share (2)   Price(2)

Shares of Common Stock   40,000       $0.50         $20,000   $    5.56

TOTAL                    40,000                     $20,000   $    5.56

(1) Between September 1997 and May 1998, the Company sold 170,000 units at $.01 per unit to six (6) persons. Each unit consists of one (1) share of common stock and one (1) common stock purchase warrant exercisable at $.60 per share (See "Certain Transactions" and "Description of Securities").

(2) Estimated for purposes of computing the registration fee pursuant to Rule 457.

Cross Reference Sheet
Showing the Location In Prospectus of
Information Required by Items of Form SB-2

  Part I.    Information Required in Prospectus     Item No.
              Required Item                         Location or Caption


  1.         Front of Registration Statement       Front of Registration
             and Outside Front Cover of            Statement and outside
             Prospectus                            front cover of Prospectus


  2.         Inside Front and Outside Back         Inside Front Cover Page
             Cover Pages of Prospectus             of Prospectus and Outside
             Front cover Page of
             Prospectus

  3.         Summary Information and Risk          Prospectus Summary;
             Factors                               High Risk Factors


  4.         Use of Proceeds                       Use of Proceeds


  5.         Determination of Offering             Prospectus Summary -
             Price                                  Determination of
                                                    Offering Price; High Risk
                                                    Factors

  6.         Dilution                              Dilution


  7.         Selling Security Holders              Not Applicable


  8.         Plan of Distribution                  Plan of Distribution


  9.         Legal Proceedings                     Litigation


 10.         Directors, Executive Officers,        Management
             Promoters and Control Persons

 11.         Security Ownership of Certain         Principal Stockholders
             Beneficial Owners and Management      of Common Stock

(continued)

Part I     Information Required in Prospectus    Caption in Prospectus


 12.         Description of Securities             Description of Securities

 13.         Interest of Named Experts and         Legal Opinions; Experts
             Counsel


 14.         Disclosure of Commission Position     Statement as to
             on Indemnification                    Indemnification for
                                                   Securities
                                                   Act Liabilities


 15.         Organization Within Last              Management, Certain
             Five Years                            Transactions


 16.         Description of Business               Proposed Business,
                                                   Remuneration


 17.         Management's Discussion and           Proposed Business -
             and Analysis or Plan of               Plan of Operation
             Operation

 18.         Description of Property               Proposed Business


 19.         Certain Relationships and Related     Certain Transactions
             Transactions


 20.         Market for Common Stock and           Prospectus Summary,
             Related Stockholder Matters           Market for Registrant's
                                                   Common Stock and Related
                                                   Stockholders Matters;
                                                   Shares Eligible for Future
                                                   Sale.


 21.         Executive Compensation                Remuneration

 22.         Financial Statements                  Financial Statements

 23.         Changes in and Disagreements          Not Applicable
             with Accountants on Accounting
             and Financial Disclosure

                            PROSPECTUS


                      RIVIERA GROUP, INC.
                    (A Delaware Corporation)

    40,000 Shares of Common Stock Offered at $.50 per Share


Riviera Group, Inc. (the "Company") hereby offers for sale 40,000 shares of common stock, $.0001 par value per share (the "Shares) (Common Stock") at a purchase price of $.50 per Share (the "Offering"). The Shares shall be sold exclusively by the Company on a "best-efforts, all or none basis" for a period of ninety (90) days (which may be extended an additional ninety (90) days).
This offering shall be conducted directly by the Company without the use of a professional underwriter or securities dealer. The Company's offering is being made in compliance with Rule 419 of Regulation C, pursuant to which the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account (the "Escrow Account") until the offering has been reconfirmed by the Company's shareholders and a Business Combination (as hereinafter defined) consummated in accordance with the provisions of such Rule. Pursuant to Rule 3a51-1(d) under the Securities Exchange Act, the securities being offered hereto constitute "penny stock," and as such, certain sales restrictions apply to these securities. (See "Risk Factors"). This offering is being made on a best efforts, all or none basis on behalf of the Company by the Company. (See
"Description of Securities").   Up to 20% of the Offering may be purchased by
officers, directors, current shareholders of the Company, and any of their affiliates or associates. Officers and directors of the Company are Fabrezio Scuderi, President and director, Giuseppe Guillot, Secretary and director, and Roberto Celli, director. Current shareholders are Ettore Cesaraccio, Nagis Real Estate Company, Rose-Marie Fox, Cavendish Distribution Corporation Ltd., Phillip
B. Levy, Mordechai Book and Renato Strauss.  (See "Principal Shareholders.")





Price to the Public
Proceeds to the
Company(2)


Per Share
$      .50
$      .50


Total(1)
$20,000.00
$20,000.00




(1) These Shares are offered by the Company on a "best-efforts, all or none basis".

Pursuant to the terms of an escrow agreement (the "Escrow Agreement"), upon receipt by the Company, investors' funds will immediately be deposited in the Escrow Account which will be maintained by Citibank, N.A., 120 Broadway, New York, New York 11201 (the "Escrow Agent"). All investors' checks or money orders must be made payable to "Riviera Group, Inc. and Citibank, as Escrow Agent." Unless all 40,000 Shares have been sold, and $20,000 in payment therefor has been received in the Escrow Account within 90 days from the date hereof (the "Offering Period"), or within an additional 90 days if the Offering Period is extended by the Company (the "Extended Offering Period"), all funds held in the Escrow Account will be promptly returned to investors in full, without interest thereon or deduction therefrom.

Upon the sale of all 40,000 Shares within the Offering Period (or the Extended Offering Period), other terms of the Escrow Agreement which have been included therein to comply with Rule 419 (the "Rule 419 Escrow Provisions") will govern the treatment of the Shares purchased by investors and the investors' funds tendered in payment thereof. Pursuant to the Rule 419 Escrow Provisions, the Common Stock certificates evidencing the Shares are to be issued in the respective names of the investors and promptly deposited into the Escrow Account upon issuance. The investors' funds will remain as deposited in the Escrow Account except for up to 10% of the amount on deposit after such payments which may be released to the Company under Rule 419 (the "Deposited Funds.")

Rule 419 permits 10% of the proceeds to be disbursed to the Company from the Rule 419 Escrow Account prior to the consummation of a Business Combination. The Company is entitled to 10% of the Deposited Funds of this offering, and the Company's current management intends to request release of these funds from the Escrow Account. The Company will receive the remainder of the Deposited Funds in the event a Business Combination is consummated pursuant to the provisions of Rule 419.

(2) Before deducting offering expenses which include: Blue Sky fees, legal fees, accounting fees, printing fees, filing fees, estimated at $22,000.

THE COMPANY IS CONDUCTING A BLANK CHECK OFFERING SUBJECT TO THE
COMMISSION'S RULE 419 OF REGULATION C. THE OFFERING PROCEEDS, WHICH WILL BE $20,000.00, AND THE SECURITIES PURCHASED BY INVESTORS MUST BE DEPOSITED INTO AN ESCROW ACCOUNT (THE "DEPOSITED FUNDS" AND "DEPOSITED SECURITIES," RESPECTIVELY). WHILE HELD IN THE ESCROW ACCOUNT, THE DEPOSITED SECURITIES MAY NOT BE TRADED OR TRANSFERRED. EXCEPT FOR AN AMOUNT UP TO 10% OF THE
DEPOSITED FUNDS, $2,000.00,
OTHERWISE RELEASABLE UNDER THE RULE, THE DEPOSITED FUNDS AND THE DEPOSITED SECURITIES MAY NOT BE RELEASED UNTIL AN ACQUISITION IS MADE WHICH MEETS THE CRITERIA SPECIFIED IN RULE 419, AND A SUFFICIENT NUMBER OF INVESTORS RECONFIRM THEIR INVESTMENT IN ACCORDANCE WITH RULE 419's PROCEDURES. PURSUANT TO THESE PROCEDURES, A NEW PROSPECTUS, WHICH DESCRIBES AN ACQUISITION CANDIDATE AND ITS BUSINESS AND INCLUDES AUDITED FINANCIAL STATEMENTS, WILL BE DELIVERED TO ALL INVESTORS. THE COMPANY MUST RETURN THE PRO RATA PORTION OF THE DEPOSITED FUNDS TO ANY INVESTOR WHO DOES NOT ELECT TO REMAIN AN INVESTOR. UNLESS A SUFFICIENT NUMBER OF INVESTORS ELECT TO REMAIN SO, ALL INVESTORS WILL BE ENTITLED TO THE RETURN OF THEIR PRO RATA PORTION OF THE DEPOSITED FUNDS AND NONE OF THE DEPOSITED SECURITIES WILL BE ISSUED TO INVESTORS. IN THE EVENT AN
ACQUISITION IS NOT CONSUMMATED WITHIN 18 MONTHS OF THE EFFECTIVE DATE, THE DEPOSITED FUNDS WILL BE RETURNED ON A PRO RATA BASIS TO ALL INVESTORS. (SEE "INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTIONS UNDER RULE 419.")


                       RIVIERA GROUP, INC.
                  345 East 80th Street, Suite 5G
                     New York, New York 10021
                         (212) 644-9710

The date of this Prospectus is                        , 1999.

THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "HIGH RISK FACTORS" FOR SPECIAL RISKS CONCERNING THE COMPANY AND "DILUTION" FOR INFORMATION CONCERNING DILUTION OF THE BOOK VALUE OF THE INVESTORS' SHARES FROM THE PUBLIC OFFERING PRICE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES HAVE BEEN REGISTERED ONLY IN THE STATE OF NEW YORK, AND MAY ONLY BE TRADED IN SUCH STATE AND THE DISTRICT OF COLUMBIA. PURCHASERS OF SUCH SECURITIES EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF NEW YORK OR THE DISTRICT OF COLUMBIA. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY,IN WHICH THE COMPANY'S SECURITIES ARE REGISTERED. (SEE "HIGH RISK FACTORS -STATE LAW VIOLATIONS.")

PRIOR TO THIS OFFERING THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK OF THE COMPANY. THERE IS NO ASSURANCE THAT ANY TRADING MARKET IN THESE SECURITIES WILL EVER DEVELOP.

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933 with respect to the Shares offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), but is currently not a reporting company. The Company will file periodic reports voluntarily in the event that its obligation to file such reports is suspended under Section 15(d) of the Exchange Act. The reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C., 20549, at prescribed rates. Descriptions contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

The Company intends to furnish to its stockholders, after the close of each fiscal year, an annual report relating to the operations of the Company and containing audited financial statements examined and reported upon by an independent certified public accountants. In addition, the Company may furnish to stockholders such other reports as may be authorized, from time to time, by the Board of Directors.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF; HOWEVER, ANY CHANGES THAT MAY HAVE
OCCURRED ARE NOT MATERIAL TO AN INVESTMENT DECISION. IN THE EVENT THERE HAS BEEN ANY MATERIAL CHANGES IN THE AFFAIRS OF THE COMPANY, A POST-EFFECTIVE AMENDMENT WILL BE FILED. THE COMPANY RESERVES THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED HEREBY.

Until 90 days after the date when the Deposited Funds and Deposited Securities are released from the Escrow Account, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                        TABLE OF CONTENTS



                                                            Page
PROSPECTUS SUMMARY
  The Company
  The Offering
  Offering in Compliance with Rule 419
  High Risk Factors
  Determination of Offering Price
  Use of Proceeds
SUMMARY FINANCIAL INFORMATION
INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION
UNDER RULE 419
  Deposit of Offering Proceeds and Securities
  Prescribed Acquisition Criteria
  Post-Effective Amendment
  Reconfirmation Offering
  Release of Deposited Securities and Deposited Funds
HIGH RISK FACTORS
DILUTION
USE OF PROCEEDS
CAPITALIZATION
PROPOSED BUSINESS
  History and Organization
  Plan of Operation
  Evaluation of Business Combination
  Business Combination
  Regulation
  Employees
  Facilities
MANAGEMENT
  Biography
  Other Blank Check Companies
  Conflicts of Interest
  Remuneration
  Management Involvement
  Management Control
STATEMENT AS TO INDEMNIFICATION
MARKET FOR THE COMPANY'S COMMON STOCK
CERTAIN TRANSACTIONS
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF SECURITIES
   Common Stock
   Future Financing
   Reports to Stockholders
   Dividends
   Transfer Agent
PLAN OF DISTRIBUTION
EXPIRATION DATE
LITIGATION
LEGAL OPINIONS
EXPERTS
FURTHER INFORMATION
FINANCIAL STATEMENTS

                        PROSPECTUS SUMMARY

The following is a summary of certain information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere in the prospectus and in the Registration Statement. Investors should carefully consider the information set forth in this prospectus under the heading "High Risk Factors".

The Company

RIVIERA GROUP, INC. (the "Company"), was organized under the laws of the State of Delaware on July 31, 1997. The Company was organized as a vehicle to acquire or merge with a business or company, (the "Target Business") (a "Business Combination"). Management believes that the Company's characteristics as an enterprise with liquid assets, nominal liabilities, and flexibility in structuring will make the Company an attractive combination candidate. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction. The Company does not intend to engage in the business of investing, reinvesting or trading in securities as its primary business or pursue any business which would render the Company an "investment company" pursuant to the Investment Company Act of 1940.

Since organization of the Company, its activities have been limited to the sale of initial shares in connection with its organization and its preparation in producing a registration statement and prospectus for its initial public offering. The Company will not engage in any substantive commercial business
following the offering.  (See "Proposed Business.")     The Company maintains
its office at 345 East 80th Street, Suite 5G, New York, New York. The Company's phone number is 212-644-9710.

The Offering

Securities offered...............................40,000 Shares of Common Stock,
                                                  $.0001 par value, being
                                                  offered
                                                   at $.50 per Share.
                                                  (See
                                                  "Description
                                                  Securities".)

Common Stock outstanding
prior to the offering............................ 170,000 shares.

Common Stock to be
outstanding after the offering.............. 210,000 shares.

Offering Conducted in Compliance with Rule 419

The Company is a blank check company and consequently this offering is being conducted in compliance with the Commission's Rule 419. Investors have certain rights and will receive the substantive protection provided by the rule. To that end, the securities purchased by investors and the funds received in the offering will be deposited and held in the Escrow Account until an acquisition meeting specific criteria is completed (hereinafter the "Deposited Funds" and "Deposited Securities".) Before the acquisition can be completed and before the Deposited Funds and Deposited Securities can be released to the Company and the investors, respectively, the Company is required to update the Registration Statement with a post-effective amendment, and within the five days after the effective date thereof, the Company is required to furnish investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business, including audited financial statements. According to Rule 419, investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or alternately, require the return of their investment, minus certain deductions. Any investor not making any decision within said 45 day period will automatically have his investment funds returned. The rule further provides that if the Company does not complete an acquisition meeting the specified criteria within 18 months of the Effective Date, all of the Deposited Funds in the Escrow Account must be returned to investors. If the offering period is extended to its limit (6 months), the Company will have only 12 months in which to consummate a merger or acquisition. (See "Investors' Rights and Substantive Protection Under Rule 419 - Reconfirmation Offering.")

High Risk Factors

Investments in the securities of the Company are highly speculative, involve a high degree of risk, and should be purchased only by persons who can afford to lose their entire investment. See "High Risk Factors" for special risks concerning the Company and "Dilution" for information concerning dilution of the book value of the investors shares from the public offering. (See "High Risk Factors" and "Dilution.")

Determination of Offering Price

The offering price of $.50 per Share for the Shares offered hereby has been arbitrarily determined by the Company. This price bears no relation to the Company's assets, book value, or any other customary investment criteria, including the Company's prior operating history. Among factors considered by the Company in determining the offering price were estimates of the Company's business potential, the limited financial resources of the Company, the amount of equity and control desired to be retained by the present shareholders, the amount of dilution to public investors and the general condition of the securities markets. (See "Determination of Offering Price" and "High Risk Factors.")

Use of Proceeds

 Of the $20,000 offering proceeds deposited into the Escrow Account (the "Deposited Funds"), 10% ($2,000) may be released to the Company prior to a reconfirmation offering whereby investors reconfirm their investment in accordance with procedures proscribed by Rule 419. (See "Investors' Rights and Substantive Protection Under Rule 419 - Reconfirmation Offering.") The Company is entitled to such funds, and the Company's current management intends to request release of these funds from the Escrow Account. The Company will receive the remainder of the Deposited Funds in the event a Business Combination is consummated pursuant to the provisions of Rule 419. The Deposited Funds will remain in the non-interest-bearing Escrow Account maintained by Citibank N.A., which bank is to act as Escrow Agent pursuant to Rule 419 of Regulation C. No portion of the Deposited Funds will be expended to acquire a Target Business. The Deposited Funds will be transferred to the Target Company when a Business Combination is effected. To the extent that the Common Stock is used as consideration to effect a Business Combination, the balance of the Deposited Funds expended will be used to finance the operation of the Target Business. The Company has not incurred and does not intend to incur in the future, any debt in connection with its organizational activities. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed. Accordingly, no portion of the proceeds are being used to repay debt. Based on an oral agreement amongst members of management, management may not accrue compensation prior to the consummation of a Business Combination. Management is not aware of any circumstances under which such policy through their own initiative may be changed. Since the role of present management after a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after such Business Combination. (See "Use of Proceeds.")

                 SUMMARY FINANCIAL INFORMATION

The following is a summary of the Company's consolidated financial information and is qualified in its entirety by the audited financial statements appearing herein.


                                    (For the 13 month period
                                  Ended August 31, 1998)




Statement of Operations Data:
  Net Revenues ...............          $     0
  Net Loss....................          $  (4,445)
  Net Loss Per Share..........               $  (0.0261)
  Shares Outstanding..........                170,000

                                                          Pro-Forma
                                           As of          After
                                       August 31, 1998     Offering (1)

Balance Sheet Data:
  Working Capital..........             $ 3,510                  $ 23,510
  Total Assets.............             $25,521                  $ 45,521
  Long Term Debt..........              $23,800                  $ 23,800
  Total Liabilities........             $28,266                  $ 28,266
  Shareholders' Deficit ...             $(2,745)                 $ 17,255


(1) $18,000 of this amount will be restricted pursuant to Rule 419. Upon the sale of all the Shares in this offering, the Company will receive Deposited Funds of approximately $20,000, all of which must be deposited in the Escrow Account. $2,000 may be used by the Company as capital in order to seek a Business Combination. The Company's management intends to request release of these funds from escrow.

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Securities
  Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this offering, be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to the Registration Statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities.

Accordingly, the Company has entered into an escrow agreement with Citibank N.A., 120 Broadway, New York, New York (the "Escrow Agent") which provides that:

     (1) The proceeds are to be deposited into the Escrow Account maintained by the Escrow Agent promptly upon receipt. Rule 419 permits 10% of the Deposited Funds to be released to the Company prior to the reconfirmation offering. The Deposited Funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the Escrow Account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the Deposited Securities. The Deposited Securities held in the Escrow Account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the Deposited Securities held in their names. The Deposited Securities held in the Escrow Account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

     (3) Warrants, convertible securities or other derivative securities relating to Deposited Securities held in the Escrow Account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the Escrow Account.

Prescribed Acquisition Criteria

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The Agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $16,000 (80% of $20,000).

Post-Effective Amendment

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the Escrow Account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation Offering

The reconfirmation offer must commence after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor.

     (3) If the Company does not receive written notification from any investor within 45 business days following the Effective Date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the Escrow Account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     (4) The acquisition(s) will be consummated only if investors representing 80% of the maximum offering proceeds equaling $16,000 elect to reconfirm their investment.

     (5) If a consummated acquisition (s) has not occurred by
                   (18 months from the date of this prospectus), the Deposited Funds held in the Escrow Account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.

Release of Deposited Securities and Deposited Funds

The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after:

     (1) The Escrow Agent has received a signed representation from the Company and any other evidence acceptable by the Escrow Agent that:

        (a) The Company has executed an agreement for the acquisition(s) of a Target Business(es) for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

       (b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that the Company has satisfied all of the prescribed conditions of the reconfirmation offer.

     (2) The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds.

                        HIGH RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "DILUTION" FOR INFORMATION CONCERNING DILUTION OF THE BOOK VALUE OF THE INVESTORS' SHARES FROM THE PUBLIC OFFERING.

     1. Anticipated Change in Control and Management. If the initial public offering is completely sold, management and current shareholders, will own approximately 81% of the Common Stock of the Company not including warrants currently held by management and which warrants may only be exercised upon consummation of a business combination (see "Principal Shareholders"). Therefore, management and current shareholders would continue to control the Company and be able to elect all the directors to the board. Upon the successful completion of a Business Combination, the Company anticipates that it will have to issue to the Target Company authorized but unissued Common Stock in the Company which when issued will comprise a majority of the then issued and outstanding shares of Common Stock of the Company. Therefore, the Company anticipates that upon the consummation of a Business Combination there will be a change of control in the Company which will most likely result in the resignation or removal of the Company's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of the Company's activities or in the operation of the business, assets or property being acquired. (See "Proposed Business.")

      2. New Business Development Stage. The Company was incorporated in the State of Delaware on July 31, 1997, and has had no operations to date. The Company was formed to serve as a vehicle to effect a Business Combination. There is no assurance the Company's intended acquisition or merger activities will be successful or result in revenue or profit to the Company. Since the Company has not yet attempted to seek a Business Combination, and due to the Company's lack of experience, there is only a limited basis upon which to evaluate the Company's prospectus for achieving its intended business objectives. The Company faces all risks which are associated with any new business. Any investment in this Company should be considered an extremely high risk investment. As of the date of this prospectus, the Company has not entered into or negotiated any arrangements for a Business Combination with a Target Business. (See "Proposed Business.")

     3. Use of Proceeds. 90% of the net proceeds of this offering, pursuant to Rule 419, must be held in escrow pending the consummation of a Business Combination which transaction must occur within eighteen (18) months of the Effective Date herein. The funds from this offering may not be sufficient in order for the Company to find a Business Combination. Rule 419 permits 10% of the net proceeds to be disbursed to the Company from the Rule 419 Escrow Account prior to the consummation of a Business Combination. The Company intends to request release of this money. If the Company does not request release of these funds, the Company will receive these funds in the event a business combination is consummated in accordance with Rule 419. (See "Use of Proceeds", "Business" and "Investors' Rights and Substantive Protection under Rule 419.")

     4. No Access to Investors' Funds While Held In Escrow. The Company is offering for sale 40,000 Shares, at $.50 per Share. The maximum offering period is six months. There is no commitment by any other person to purchase all or any portion of the Shares offered hereby, and consequently there is no assurance that all 40,000 Shares will be sold during the Offering Period. Investors have no right to the return or the use of their funds and cannot earn interest thereon until conclusion of the offering which may continue for a period of up to six months after the Effective Date. Even upon the sale of the 40,000 Shares, the investors funds (reduced to reflect payments for expense amounts, if any, otherwise released as permitted by Rule 419) may remain in the Escrow Account, which is non-interest bearing, and the investors will have no right to the return of or the use of their funds for a period of 18 months from the Effective Date.

Investors will be offered return of their pro rata portion of the funds held in escrow only in connection with the reconfirmation offering required to be conducted upon execution of an agreement to acquire a target business which represents 80% of the maximum offering proceeds. If the Company is unable to locate a Target Business meeting the above acquisition criteria, investors will have to wait 18 months from the Effective Date before a pro rata portion of their funds is returned without interest thereon.

     5. Failure of Sufficient Number of Investors to Reconfirm Investment. A Business Combination with a Target Business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, the Company can successfully convince a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be consummated. In such event, none of the Deposited Securities held in escrow will be issued and the Deposited Funds will be returned to investors on a pro rata basis.

     Up to 20% of the Shares may be purchased by officers, directors, current shareholders of the Company and any of their affiliates or associates. Shares purchased by such insiders will be included in determining whether investors representing 80% of the maximum offering proceeds elect to reconfirm their investment. The substantive benefit of an objective 80% reconfirmation by investors may be reduced, as it is likely that such insiders will elect to reconfirm a proposed Business Combination.

     6. Extremely Limited Capitalization. As of August 31, 1998, the Company had assets of $25,521 and $28,266 of liabilities. There was cash of $7,976 available in the Company's treasury as August 31, 1998. Upon the sale of all the Shares in this offering, the Company will receive net proceeds of approximately $20,000, all of which must be deposited in the Escrow Account. $2,000 may be used by the Company as capital in order to seek a Business Combination. The Company's management intends to request release of these funds from escrow. If the Company does not request release of these funds, the Company will receive the funds in the event a Business Combination is consummated in accordance with Rule 419. The costs of conducting the Company's business activities will be paid by the money in the Company's treasury. Assuming suitable prospects are identified, if ever, the Company may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, the Company may require additional financing in the future in order to consummate a Business Combination. Such financing may consist of the issuance of debt or equity securities. The Company can not give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to the Company. It is unlikely that the Company will need additional funds, but it may occur if a Target Company insists the Company obtain additional capital. Such financing will not occur without shareholder approval. If the Company does not consummate an acquisition or purchase within 18 months of the Effective Date, the Company must return all the funds, minus certain deductions, back to the investors. (See "Use of Proceeds," "Proposed Business," and "Investors' Rights and Substantive Protection Under Rule 419.")

     7. No Transfer of Escrowed Securities. No transfer or other disposition of the Deposited Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the rules thereunder. Pursuant to Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities (or any interest in or related to the securities) held in the Rule 419 Escrow Account other than pursuant to a qualified domestic relations order (i.e., divorce proceedings). Therefore, any and all contracts for sale to be satisfied by delivery of the Deposited Securities (e.g. contracts for sale on a when as, and if issued basis) and sales of derivative securities to be settled by delivery of the securities are prohibited. It is further prohibited to sell any interest in the Deposited Securities (or any derivative securities) whether or not physical delivery is required. (See "Investors' Rights and Substantive Protection Under Rule 419.")

         8. No Assurances of a Public Market. Pursuant to Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 Escrow Account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule 419. There is no present market for the Common Stock of the Company and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for the Company's Common Stock. Further, there have been no discussions or understandings, preliminary or otherwise, between the Company or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the Company's Common Stock. Present management of the Company has no intention of seeking a market maker for the Company's Common Stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a Business Combination.
The officers of the Company after the consummation of a Business Combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management of the Company in control of the entity after a Business Combination is reconfirmed by the stockholders. There is no likelihood of any active and liquid trading market for the Company's Common Stock developing. (See "Market for the Company's Common Stock" and "Investors' Rights and Substantive Protection Under Rule 419.")

     9. Unspecified Industry and Acquired Business; Unascertained Risks. To date, the Company has not selected any particular industry in which to concentrate its Business Combination efforts. In relation to its competitors, the Company is and will continue to be an insignificant participant in the business of seeking Business Combinations. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, the Company will be competing with a large number of other small, blank check companies. (See "Conflicts of Interest - Management's Fiduciary Duty" and "Business.")


       10. Conflicts of Interest. The Company's directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Each officer and director of the Company is engaged in business activities outside of the Company, and the amount of time they will devote to the Company's business will only be about five (5) to twenty (20)
hours each per month.   There exists potential conflicts of interest
including, among other things, time, effort and Business Combinations with such other business entities. Conflicts with other blank check companies with which members of Management may become affiliated in the future may arise in the pursuit of Business Combinations. To aid the resolution of such conflicts, the Company will adopt a procedure whereby a special meeting of the Company's shareholders will be called to vote upon a Business Combination with an affiliated entity, and shareholders who also hold securities of such affiliated entity will be required to vote their shares of the Company's stock in the same proportion as the Company's publicly held shares are voted. Such procedure shall be in the form of an oral agreement between Management and the Company. The Company's officers and directors are not currently involved in other blank check companies. The Company's officers and directors may be involved as officers and directors of other blank check companies in the future. A potential conflict of interest may result if and when any officer of the Company becomes an officer or director of another Company, especially another blank check company. There is presently no requirement contained in the Company's Articles of Incorporation, Bylaws or minutes which requires that officers and directors of the Company disclose to the Company Target Businesses which come to their attention. The officers and directors do, however, have a fiduciary duty of loyalty to the Company to disclose to the Company any Target Businesses which come to their attention in their capacity as an officer and/or director of the Company or otherwise. Included in this duty would be Target Businesses which the person learns about through his involvement as an officer and director of another Company. The Company will not purchase the assets of any Company which is beneficially owned by any officer, director, promoter or affiliate or associate of this Company. Management plans on examining a Target Business's financial statements (including balance sheets, statements of cash flow, stockholders' equity, etc.) its assets and liabilities and its projections for future growth. This information will also be considered by the shareholders who, based on this information, will determine, as part of the Rule 419 reconfirmation offering, whether a merger with such a Target Business is "beneficial" to the Company. (See "Management.")

       11. Potential Related Party Business Combination. The Company may acquire a business in which the Company's promoters, management or their affiliates own a beneficial interest. In such event, such transaction may be considered a related party transaction not at arms-length. No related party transaction is presently contemplated. If in the event a related party transaction is contemplated sometime in the future, the Company intends to seek shareholder approval through a vote of shareholders. However, shareholders objecting to any such related party transaction will be able only to request the return of the pro-rata portion of their invested funds held in escrow in connection with the reconfirmation offering to be conducted in accordance with Rule 419 upon execution of the acquisition agreement.


        12. Possible Disadvantages of Blank Check Offering. The Company's business may involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares. A company which seeks the Company's participation in attempting to consolidate its operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include time delays, significant expense, loss of voting control and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors. In making an investment in the Company, investors should recognize that they may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business. Investors herein may not be afforded an opportunity to specifically
approve or consent to any particular stock buy-out transaction.   (See
"Proposed Business.")

        13. Lack of Market Research or Identification of Acquisition or Merger Candidate. The Company has neither conducted nor have others made available to it results of market research concerning the feasibility of a Business Combination with a Target Business. Therefore, management has no assurances that market demand exists for an acquisition or merger as contemplated by the Company. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to form a Business Combination with a Target Business on terms favorable to the Company. (See "Proposed Business.")

     14. Success Dependent on Management. The Company's officers and director have only limited experience in the business activities in which the Company intends to engage. Management believes it has sufficient experience to implement the Company's plan, although there is no assurance that additional managerial assistance will not be required. Success of the Company depends on the active participation of its officers. These officers have not entered into employment agreements with the Company and they are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on any of its officers or directors. (See "Proposed Business," "Management", "Use Of Proceeds," and "Prior Blank Check Offerings").

     15. No Current Contemplated Business Combinations. As of the date of this prospectus, none of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any business (Target Business) regarding the possibility of a Business Combination.

     16. Lack of Diversification. In the event the Company is successful in identifying and evaluating a suitable Business Combination, the Company will in all likelihood, be required to issue its Common Stock in an acquisition or merger transaction. Inasmuch as the Company's capitalization is limited and the issuance of additional Common Stock will result in a dilution of interest for present and prospective shareholders, it is unlikely the Company will be capable of negotiating more than one acquisition or merger. Consequently, the Company's lack of diversification may subject the Company to economic fluctuation within a particular industry in which a Target Company conducts business. (See "Proposed Business.")

     17. Regulation. Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940. The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), was enacted principally for the purpose of regulatory vehicles for pooled investments in securities, extends generally to Companies primarily in the business of investing, reinvesting, owning, holding or trading securities. The Investment Company Act may, however, also be deemed to be applicable to a Company which does not intend to be characterized as an Investment Company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. The Company believes that its principle activities will not subject it to regulation under the Investment Company Act. Nevertheless, there can be no assurances that the Company will not be deemed to be an Investment Company. The funds may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event the Company is deemed to be an Investment Company, the Company may be subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940.

     18. Taxation. In the course of any acquisition or merger the Company may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both the Company and the "target" company. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While the Company expects to undertake any merger or acquisition so as to minimize federal and state tax consequences to both the Company and the "target" company, there is no assurance that such Business Combination will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have a substantial adverse effect on the Company. (See "Business-Regulation and Taxation.")

     19. No Dividends. The Company was only recently organized, has no earnings, and has paid no dividends to date. Since the Company was formed as a blank check company with its only intended business being the search for an appropriate Business Combination, the Company does not anticipate having any earnings until such time that a Business Combination is effected. However, there are no assurances that upon the consummation of a Business Combination, the Company will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid, if at all, to stockholders until after a Business Combination is effected. (See "Dividends.")

     20. Restricted Resale of the Securities. The 170,000 shares of the Company's Common Stock presently issued and outstanding as of the date hereof are "restricted securities" as that term is defined under the Securities Act of 1933 (the "Securities Act"), as amended, and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one (1) year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to one (1%) percent of the Company's outstanding Common Stock every three (3) months. Sales of unrestricted shares by affiliates of the Company are also subject to the same limitation upon the number of shares that may be sold in any three (3) month period. If all the Shares offered herein are sold, the holders of the restricted shares may each sell 1,700 shares during any three (3) month period after May 31, 1999.
      Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer.
Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 and of Rule 15c2-11 thereunder. Rule 144(k) also permits the termination of certain restrictions on sales of restricted securities by persons who were not affiliates of the Company at the time of the sale and have not been affiliates in the preceding three (3) months. Such persons must satisfy a two
(2) year holding period. There is no limitation on such sales and there is no requirement regarding adequate current public information. Investors should be aware that sales under Rule 144 or 144(k), or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of the Company's securities in any market which may develop for such shares.

     21. Arbitrary Determination of Offering Price. The initial offering price of $.50 per Share has been arbitrarily determined by the Company, and bears no relationship whatsoever to the Company's assets, earnings, book value or any other objective standard of value. Among the factors considered by the Company were the lack of operating history of the Company, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, the relative requirements of the Company, and the current market conditions in the over-the-counter market.

     22. Control by Present Management and Shareholders. Investors should note that the present shareholders of the Company, will own approximately 81% of the Company after the offering is completed and would therefore have continuing control of the Company. Assuming the sale of all the Shares offered, the Shares of Common Stock purchased by the public will represent approximately 19% of the Company's outstanding Common Stock after the completion of this offering. Therefore, the present stockholders for the Company and its management, will own an 81% interest in the corporation and will continue to be able to elect all of the Company's directors, appoint its officers, and control the Company's affairs and operations. The Company's Articles of Incorporation do not provide for cumulative voting. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs or to exercise their voting rights to continue to elect the current directors. Non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. (See "Principal Stockholders", "Dilution" and "Description of Securities").

     23. Immediate Substantial Dilution. As of August 31, 1998, the net tangible book value of the Company's Common Stock was a deficit of approximately ($.016) per share, substantially less than the $.50 per share to be paid by the public investors. In the event all the Shares are sold, public investors will sustain an immediate dilution of approximately $.418 per share in the book value of public investors' holdings. (See "Dilution.")

     24. Purchase of Shares. The Company's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the Shares offered in this offering. The aggregate number of Shares which may be purchased by such persons shall not exceed 20% of the number of Shares sold in this offering. Such purchases may be made in order to close the "all or nothing" offering. Shares purchased by the Company's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

     25. State Law Violations. The Company will use its best efforts to ensure that sales of Shares will only occur in those states in which such sales would not be a violation of any of said states laws. The Company will notify the Transfer Agent to aid in such compliance. The Company's securities may be sold in New York State and the District of Columbia only, and may be resold by investors in New York and the District of Columbia only.

     26. Business Combination Through A Leveraged Transaction. The Company is not prohibited from consummating a Business Combination through a leveraged transaction. However, investors should be aware that such a transaction could result in the Company's assets being mortgaged and possibly foreclosed. The use of leverage to consummate a Business Combination may reduce the ability of the Company to incur additional debt, make other acquisitions or declare dividends. Such leverage may also subject the Company's operations to strict financial controls and significant interest expense.

     27. Penny Stock Regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the Penny Stock rules, investors in this offering may find it more difficult to sell their shares.

                             DILUTION

The net tangible book value deficit of the Company as of August 31, 1998 was ($2,745) or ($.016) per share. Net tangible book value is the net tangible assets of the Company (generally, total assets less total liabilities) (See "Financial Statements.") The public offering price per share is $.50. The pro forma August 31, 1998 net tangible book value per share after the offering will be $.082. The shares purchased by investors in this offering will be diluted $.418. As of August 31, 1998, there were 170,000 shares of the Company's Common Stock outstanding (See "Certain Transactions"). Dilution represents the difference between the public offering price and the pro forma net tangible book value per share immediately after the completion of the public offering. The following table illustrates this dilution to be experienced by investors in the offering:



Public offering price per share                        $ .50
Net tangible book value deficit per share before offering   $(.016)
Pro forma net tangible book value per share after offering  $ .082
Increase per share attributable to shares offered hereby    $ .098
Dilution to public investors                           $ .418



                              Money                 Net tangible
                              received for             book value per
# shares                      shares before            share deficit
                                                       before
before offering               offering                 offering

170,000                            $ 1,700                  ($.016)


------------------------------------------------------------------------------
                                                       Pro Forma
                              Total                    Net tangible
  Total                       Amount of                Book Value
# of Shares                   Money Received           Per Share
After Offering                For Shares               After Offering

210,000                            $ 21,700              $.082

______________________________________________________________________________


Pro Forma                                           Increase
Net Tangible                  Net tangible             Per Share
Book Value Per                Book Value per           Attributed
Share After                   Share Deficit Before    To Shares
Offering                      Offering                 Offered Hereby

$.082                              ($.016)                  $.098


------------------------------------------------------------------------------



                              Pro Forma
                              Net tangible
                              Book Value Per
Public Offering               Share After              Dilution to
Price Per Share               Offering                 Public Investors

$ .50                              $.082                    $.418


As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of the Company.
(See "Certain Transactions" and "Financial Statements.")


Stockholders  Shares
              Purchased   Approx. %                  Approx. %
                         Total Shares  Total         Total
                         Outstanding  Consideration  Consideration



New Investors 40,000     19.0%         $20,000       92.2%


Existing
Stockholders
(1)          170,000     81.0%         $1,700         7.8%



(1) 170,000 Units, each unit consisting of one share of common stock and one common stock purchase warrant exercisable at $.60 per share, were sold prior to this offering at $.01 per Unit. The warrants may not be exercised until a business combination is consummated. Neither these units nor the warrants are being registered hereto. (See "Certain Transactions")

                         USE OF PROCEEDS


The gross proceeds of this offering will be $20,000. Pursuant to Rule 419 under the Securities Act, after all of the Shares are sold, 10% of the Deposited Funds ($2,000) may be released from escrow to the Company. The Company intends to request release of this 10%. In the event that the Company does not request release of these funds, the Company will receive these funds in the event a Business Combination is consummated in accordance with Rule 419. Upon the consummation of a Business Combination and the reconfirmation thereof, which reconfirmation offering must precede such consummation, pursuant to Rule 419, $20,000 (plus any dividends received, but less any portion disbursed to the Company pursuant to Rule 419(b)(2)(C)(vi) and any amount returned to investors who did not reconfirm their investment pursuant to Rule 419) will be released to the Company.


                                                  Approximate
                                        Approximate         Percentage
                                        Amount              Total


Escrowed funds pending
Business Combination (1)(2)
                                        $18,000             90%

(1) Does not include the estimated $22,000 of offering expenses. The expenses of the offering will be paid by money in the Company's treasury.

(2) The Company expects to request release of 10% of the Deposited Funds ($2,000) pursuant to Rule 419.

While the Company presently anticipates that it will be able to locate and consummate a Business Combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419", if the Company determines that a Business Combination requires additional funds, it may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to the Company. Persons purchasing Shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of the Company's limited resources, it is likely that the Company will become involved in only one Business Combination.

The Company does not intend to advertise or promote the Company. Instead, the Company's management will actively search for potential Target Businesses. In the event management decides to advertise (in the form of an ad in a legal publication) to attract a Target Business, the cost of such advertising will be assumed by management.

Upon the consummation of a Business Combination, the Company anticipates that there will be a change in the Company's management, which management may decide to change the policies as to the use of proceeds as stated herein. The Company's present management anticipates that the Deposited Funds will be used by the post-merger management at its sole discretion. No compensation will be paid or due or owing to any officer or director until after a Business Combination is consummated. Such policy is based upon a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. The Company is not presently considering any outside individual for a consulting position; however, the Company cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

Present management of the Company will not make any loans of the $2,000 available from the Deposited Funds of this offering, nor will present management borrow funds and use either the Company's working capital or Deposited Funds as security for such. This policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Once the deposited Funds are released from escrow the then existing management may loan the proceeds or borrow funds and use the proceeds as security for such loan, on terms it deems appropriate.

The proceeds received in this offering will be put into the Escrow Account pending consummation of a Business Combination and reconfirmation by investors. Such Deposited Funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities as placed by Citibank, N.A..

                       CAPITALIZATION

The following table sets forth the capitalization of the Company as of August 31, 1998, and as adjusted to give effect to the sale of 40,000 Shares offered by the Company.

                                                       August 31,
                                                1998
                                                            Pro-Forma
                                        Actual              As Adjusted


Long-term debt(1)                       $23,800        $23,800

Stockholders' equity:
Common stock, $.0001 par value;
authorized 20,000,000 shares,
issued and outstanding
170,000 shares and 210,000
shares, pro-forma as adjusted (2)       $     17       $    21

Additional paid-in capital              $ 1,683        $ 21,679

Deficit accumulated during
  the development period                $(4,445)       $(4,445)

Stockholders' deficit, net              $(2,745)       $17,255

Total capitalization                    $21,055        $41,055
_______________
(1)For the terms of the Company's long-term debt, see "Certain Transactions," and "Description of Securities."

(2)For the terms of the outstanding common stock purchase warrants, see "Certain Transactions" and "Description of Securities."

                        PROPOSED BUSINESS

History and Organization

The Company was organized under the laws of the State of Delaware on July 31, 1997. Since inception, the primary activity of the Company has been directed to organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a Business Combination. The Company has not engaged in any preliminary efforts intended to identify possible Business Combination and has neither conducted negotiations concerning, nor entered into a letter of intent concerning any such Target Business.

The Company's initial public offering will comprise 40,000 Shares of Common Stock at a purchase price of $.50 per Share.

The Company is filing this registration statement in order to effect a public offering for its securities. (See "Description of Securities.")

Plan of Operation

The Company was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engaging in Business Combinations presented to it by persons or firms who or which desire to employ the Company's funds in their business or to seek the perceived advantages of publicly-held corporation. The Company's principal business objective will be to seek long-term growth potential in a Business Combination venture rather than to seek immediate, short-term earnings. The Company will not restrict its search to any specific business, industry or geographical location, and the Company may engage in a Business Combination.

The Company does not currently engage in any business activities which provide any cash flow. The costs of identifying, investigating, and analyzing Business Combinations will be paid with money in the Company's treasury. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. The Company's proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to the Company's management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the Deposited Funds of this offering are intended to be utilized generally to effect a Business Combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in the Company will have an opportunity to evaluate the specific merits or risks of only the Business Combination management decides to enter into. Cost overruns will be borne equally by all current shareholders of the Company. Such cost overruns will not be charged to the Company, but will be funded through current shareholders' voluntary contribution of capital. This is based on an oral agreement between current shareholders and the Company.

The Company may seek a Business Combination in the form of firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be experiencing
financial or operating difficulties and are in need of additional capital.   A
Business Combination may involve the acquisition of, or merger with, a Company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws.

The Company will not acquire a Target Business unless the fair value of the Target Business represents 80% of the maximum offering proceeds (the "Fair Market Value Test.") To determine the fair market value of a Target Business, the Company's management will examine the audited financial statements (including balance sheets and statements of cash flow and stockholders' equity) of any candidate, focusing attention on a potential Target Business's assets, liabilities, sales and net worth. In addition, management of the Company will participate in a personal inspection of any potential Target Business. If the Company determines that the financial statements of a proposed Target Business does not clearly indicate that the Fair Market Value Test has been satisfied, the Company will obtain an opinion from an investment banking firm (which is a member of National Association of Securities Dealers, Inc., (the "NASD") with respect to the satisfaction of such criteria. (See "Investors' Rights and Substantive Protection Under Rule 419.")

Based upon management's experience with and knowledge of blank check companies, the probable desire on the part of the owners of target businesses to assume voting control over the Company (to avoid tax consequences or to have complete authority to manage the business) will almost assure that the Company will combine with just one target business. Management also anticipates that upon consummation of a Business Combination, there will be a change in control in the Company which will most likely result in the resignation or removal of the Company's present officers and directors.
None of the Company's officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a business Combination. Accordingly, any Target Business that is selected may be a financially unstable Company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, the Company may affect a Business Combination with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or Target Business, there can be no assurance that the Company will properly ascertain or assess all significant risks. (See "High Risk Factors.")

Management anticipates that it may be able to effect only one potential Business Combination, due primarily to the Company's limited financing, and the dilution of interest for present and prospective shareholders of the Company, which is likely to occur as a result of Management's plan to offer a controlling interest on the Company to a Target Business in order to achieve a tax free reorganization. This lack of diversification should be considered a substantial risk in investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a Business Combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which the Company will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders, and other factors. Potentially available Business Combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations

The analysis of Business Combinations will be undertaken by or under the supervision of the officers and directors of the Company, none of whom is a professional business analyst. (See "Management.") Management intends to concentrate on identifying preliminary prospective Business Combinations which may be brought to its attention through present associations. In analyzing prospective Business Combinations, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance or products, services, or trades; name identification; and other relevant factors. Officers and directors of the Company will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors.

Since the Company will be subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, it will be required to furnish certain information about significant acquisitions, including audited financial statements for the Company(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event the Company's obligation to file periodic reports is suspended under Section 15(d), the Company intends on voluntarily filing such reports.

It may be anticipated that any Business Combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors herein must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to the Company, it may be anticipated that the promoters thereof have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to the Company's merger or acquisition, and there is a risk, even after the consummation of such Business Combinations and the related expenditure of the Company's funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the Combinations may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by the Company and, therefore, its shareholders.

Business Combinations

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business.

Investors should note that any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders, including purchasers in this offering. On the consummation of a Business Combination, the Target Business will have significantly more assets than the Company; therefore, management plans to offer a controlling interest in the Company to the Target Business. While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954, as amended (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management of the Company may choose to avail the Company of these provisions. In addition, a majority of all of the Company's directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers. (See "High Risk Factors" and "Dilution.")

Management will not actively negotiate or otherwise consent to the purchase of any portion of their Common Stock as a condition to or in connection with a proposed Business Combination unless such a purchase is requested by a Target Company as a condition to a merger or acquisition. The officers and directors of the Company who own Common Stock have agreed to comply with this provision which is based on a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. (See "Management").

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's Common Stock may have a depressive effect on such market.

As a part of the Company's investigation, officers and directors of the Company will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise.

The manner of the Business Combination will depend on the nature of the Target Business, the respective needs and desires of the Company and other parties, the management of the Target Business opportunity, and the relative negotiating strength of the Company and such other management.

If at any time prior to the completion of this offering the Company enters negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

The Company will not purchase the assets of any company which is beneficially owned by any officer, director, promoter or affiliate or associate of the Company. Furthermore, the Company intends to adopt a procedure whereby a special meeting of the Company's shareholders will be called to vote upon a Business Combination with an affiliated entity, and shareholders who also hold securities of such affiliated entity will be required to vote their shares of the Company's stock in the same proportion as the Company's publicly held shares are voted. The Company's officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business ventures with respect to the Company. The Company will evaluate all possible Business Combinations brought to it. If at any time a Business Combination is brought to the Company by any of the Company's promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing the public investors the opportunity to fully evaluate the Business Combination.

The Company has adopted a policy that it will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a Business Combination. The Company's policy regarding finder's fees is based on an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

The Company will remain an insignificant player among the firms which engage in Business Combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors. Also, the Company will be competing with a large number of other small, blank check public companies located throughout the United States.

The Company does not intend to advertise or promote the Company. Instead, the Company's management will actively search for potential Target Businesses. In the event management decides to advertise (in the form of an ad in a legal publication) to attract a Target Business, the cost of such advertising will be assumed by management.


Regulation

The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While the Company does not intend to engage in such activities, the Company could become subject to regulations under the Investment Company Act in the event the Company obtains or continues to hold a minority interest in a number of enterprises. The Company could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, management will continue to review the Company's activities from time to time with a view toward reducing the likelihood the Company could be classified as an "Investment Company."

Employees

The Company presently has no employees. Each officer and director of the Company is engaged in business activities outside of the Company, and the amount of time they will devote to the Company's business will only be between five (5) and twenty (20) hours per person per week. Upon completion of the public offering, it is anticipated that the President and the other officers and directors of the Company will devote the time necessary each month to the affairs of the Company until a successful business opportunity has been acquired.

Facilities

The Company is presently using the office of Ettore Cesaraccio, 345 East 80th Street, Suite 5G, New York, New York, at no cost to the Company. Such arrangement is expected to continue after completion of this offering only until a Business Combination is consummated, although there is currently no such agreement between the Company and Mr. Cesaraccio. The Company at present owns no equipment, and does not intend to own any upon completion of this offering.

Year 2000 Issues

Since the Company currently has no operations, it does not anticipate incurring significant expense with regard to Year 2000 issues.

                            MANAGEMENT

     The officers and directors of the Company, and further information concerning them are as follows:

     Name                          Age  Position

Fabrezio Scuderi(1)           36   President, Director
16 East 63rd Street, Apt. 4
New York, NY 10021

Giuseppe Guillot(1)           27   Vice President, Secretary, Director
1991 Broadway, Apt. 27B
New York, NY 10023

Roberto Celli(1)                   45   Director
8, Via Guattani 00161
Rome
Italy


____________________
(1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.


Biography


Fabrezio Scuderi has been President and a director of the Company since July 1997. Scuderi has been president and chief executive officer of FinCorp International, a financial advisor located in New York, New York, since 1995. From 1992 to 1995, Mr. Scuderi was an associate and Shroeder-Wertheim, and investment banking concern. He received his Bachelor of Arts degree and his Master's in International Management from Bocconi University, Milan, Italy.

Giuseppe Guillot has been Vice President, Secretary and a director of the Company since July 1997. Mr. Guillot was an assistant to the Managing Director of FinCorp International Corp. From 1996 to 1997. He served as an intern at Kislak National Bank in Miami, Florida from 1995 to 1996. Mr. Guillot received a degree in industrial engineering from the University of Rome, Italy, and expects to obtain his Master's in Business Administration from Columbia University in May 1999.

Roberto Celli has been a director of the Company since July 1997. Since 1997, he has been president of Romartificio, an arts events production company located in Italy. Mr. Celli has been sole director of AMEC, a real estate development company located in Italy since 1993. Mr. Celli has been a director of several publicly traded companies including Lamaro S.p.A., SCI S.p.A., Roma Sviluppo S.p.A., Seicom S.p.A., and Italstrade S.p.A. (IRI Group).

Other Blank Check Companies

Competing searches for combination candidates among blank check affiliates may present conflicts of interest. Management intends to present each Business Combination candidate to the shareholders for their approval. There are currently no other blank check affiliates seeking combination candidates. The Company's offering and other contemplated offerings (if any) by other blank check companies do not constitute a single plan of financing.

The Company may not acquire, be acquired by or merged with any affiliated blank check companies or join with such companies in acquiring a business.


Conflicts of Interest

No member of management is currently affiliated or associated with any blank check company. Management does not currently intend to promote blank check entities other than the Company. However, management may become involved with the promotion of other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. (See "HIGH RISK FACTORS - Conflicts of Interest.") Management intends to present each Business Combination candidate to the shareholders for their approval.

Remuneration

No officer or director of the Company has received any cash remuneration since the Company's inception, and none is to receive or accrue any remuneration or reimbursements of expenses from the Company upon completion of this offering. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than 20 hours a month of his time to the Company's affairs.

The legal fee to be paid to Schonfeld & Weinstein, L.L.P., counsel for the corporation, is seventeen thousand dollars ($17,000), all of which has been paid to Schonfeld & Weinstein, L.L.P. prior to this offering.

Management Involvement

The Company has conducted no business as of yet, and aside from the search for shareholders associated with the Company's formation, management has done no work with or for the Company. All of management will speak to business associates and acquaintances and will search the New York
Times, the Wall Street Journal and other business publications for Target Businesses. After the closing of this offering, all of management intends to search for, consider and negotiate with a Target Business. Management has not divided these duties among its members. No member of management has any distinct influence over the others in connection with their participation in the Company's affairs.

Management Control

Management may not divest themselves of ownership and control of the Company prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy through their own initiative, may be changed.

                 STATEMENT AS TO INDEMNIFICATION

Section 145 of the Delaware General Corporation Law provides for indemnification of the officers, directors, employees and agents of registrants by the Company. Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information", herein.

Under Article XI of the Company's bylaws, the Company will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any director, officer, agent or employee of the Company, against all expense, liability and loss reasonably incurred or suffering by such person in connection with the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.


             MARKET FOR THE COMPANY'S COMMON STOCK

Prior to the date hereof, there has been no trading market for the Company's Common Stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the Common Stock under this offering is maintained in escrow. The Common Stock under this offering will remain in escrow until the Company's consummation of a Business Combination pursuant to the requirements of Rule 419. There are currently seven (7) holders of the Company's outstanding Common Stock. Current shareholders will own approximately 81% of the outstanding shares upon completion of the offering and, as a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares. There can be no assurance that a trading market will develop upon the consummation of a Business Combination and the subsequent release of the Common Stock and other escrowed shares from escrow. To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for the Company's Common Stock. Further, there have been no discussions or understandings, preliminary or otherwise, between the Company or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the Company's Common Stock. (See "HIGH RISK FACTORS - No Assurance of a Public Market" and "HIGH RISK FACTORS - Control by Present Management and Shareholders.")

Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which the Company may acquire. Such party or parties may employ consultants or advisors to obtain such market maker but present management of the Company has no intention of doing so at the present time. None of the Company's officers, directors or controlling shareholders has in the past used particular consultants or advisers, and the Company has no set criteria to use in its possible evaluation of any consultants or advisers.

There are currently 170,000 common stocks purchase warrants outstanding. Each warrant, issued as part of a unit to all current Shareholders, may be exercised at $.60 per share after a Business combination is consummated ( see certain transaction "Principal Shareholders") . The 170,000 shares of the Company's Common Stock and 170,000 common stock purchase warrants currently outstanding are "restricted securities" as that term is defined in the Securities Act of 1933. Pursuant to Rule 144 of the Securities Act, if all the Shares being offered hereto are sold, the holders of the restricted securities may each sell 1,700 shares during any three (3) month period after May 31,1999. The Company is offering 40,000 shares of its Common Stock at $.50 per Share. Dilution to the public investors after the public offering on a pro forma basis shall be $.418 per share (see "DILUTION.")

Schonfeld & Weinstein, L.L.P.'s legal fees will total $17,000, all of which has been paid by the Company for legal services rendered. The $17,000 paid to Schonfeld & Weinstein, L.L.P. from the Company's treasury was part of the $23,800 in proceeds raised from the issuance of certain long-term debt and $1,700 raised from the sale of common stock in the company private placement. (See "Certain Transactions").


                       CERTAIN TRANSACTIONS

The Company was incorporated in the State of Delaware on July 31, 1997. Between September 1997 and May 1998, the Company issued 170,000 units to seven
(7) shareholders at $.01 per unit, for a total of $1,700. Each unit consists of one (1) share of common stock and one (1) warrant to purchase one (1) share of common stock at $.60 per share. The warrants may not be exercised until after a Business combination has been consummated. The current breakdown of share ownership by shareholder may be found in the section on Principal Stockholders.

In May 1998, the Company consummated its Bridge Financing in order to pay certain organizational expenses, the costs of the Bridge Financing and general costs of this Offering. The following six (6) investors loaned the Company an aggregate of $23,800 and were issued promissory notes in that amount (the "Notes"), which Notes bear interest at the rate of 7% per annum, payable at the consummation of a Business Combination.


Name of Noteholder            Amount of Loan

Ettore Cesaraccio        $    7,000
Nagis Real Estate Company$    9,800
Online Capital GmbH      $    5,250
Mordechai Book           $       350
Phillip Levy             $    1,050
Renato Strauss           $       350

Total                    $    23,800

                      PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the date of this prospectus, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and directors; and (iii) all directors and officers of the Company as a group.

Name/Address            Shares of           Percent of        Percent of
Beneficial              Common Stock        Class Owned       Class
                                                              Owned
Owner                  Beneficially Owned(2) Before Offering  After
                                                              Offering


Ettore Cesaraccio(1)          50,000              29.4%               23.8%
660 Madison Avenue
16th Floor
New York, NY 10021

Nagis Real Estate Company(1)  70,000              41.2%               33.3%
660 Madison Avenue
16th Floor
New York, NY 10021

Cavendish Distribution        18,750              11.0%               33.3%
Corporation Ltd.
Hochwachstrasse 31
8400 Winterhur
Switzerland

Mordechai Book            2,500              1.5%           1.2%
68 Carlton Road
Monsey, NY 10952

Renato Strauss            2,500              1.5%           1.2%
354 East 50th Street
New York, NY 10022

Phillip Levy              7,500              4.4%           3.5%
354 East 50th Street
New York, NY 10022

Rose-Marie Fox           18,750              11.0%               8.9%
354 East 50th Street
New York, NY 10022


Total Officers           0                   0%             0%
and Directors
(0 Persons)

Total(10)                     170,000             100%           81.0%
__________________________

(1) May be deemed "promoters" of the Company, as that tem is defined under the Securities Act of 1933, as amended.

(2) Does not include shares issuable upon exercise of the warrants, which warrants cannot be exercised until after a Business Combination has been consummated. The warrants may not be exercised until after a Business combination is consummated. None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of the Company's stock.

                    DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue twenty million (20,000,000) shares of Common Stock, $.0001 par value per share, of which 170,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company;
(iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

All shares of Common Stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of the Company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. At the completion of this offering, the present officers and directors and present shareholders will beneficially own 81% of the then outstanding shares. Accordingly, after completion of this offering, the present shareholders of the Company will be in a position to control all of the affairs of the Company.

Units

In its private placement offering, the company offered for sale up to 170,000 units, each unit consenting of one (1) share of common stock, $.0001 par value and one warrant to purchase a share of common stock at $.60 per share. The warrants may not be exercised until a Business combination has been consummated.

Warrants

There are currently 170,000 warrants issued and outstanding. Each warrant may be exercised to purchase one (1) share of common stock at $.60 per share. The warrants may be exercised after the consummation os a Business Combination. The warrants expire seven (7) years from the date of issue.

Notes

In May 1998, the Company consummated its Bridge Financing in order to pay certain organizational expenses, the costs of the Bridge Financing and general costs of this Offering. Six (6) investors loaned the Company an aggregate of $23,800 and were issued promissory notes in that amount (the "Notes"), which Notes bear interest at the rate of 7% per annum, payable at the consummation of a Business Combination.


Future Financing

In the event the proceeds of this offering are not sufficient to enable the Company to successfully find a Business Combination the Company may seek additional financing. Current shareholders of the Company have agreed that cost overruns will be borne equally by all current shareholders of the Company. Such cost overruns will not be charged to the Company, but will be funded through current shareholders' voluntary contribution of capital. This is based on an oral agreement between current shareholders and the Company. At this time the Company believes that the proceeds of this offering will be sufficient for such purpose and therefore does not expect to issue any additional securities before the consummation of a Business Combination. However, the Company may issue additional securities, incur debt or procure other types of financing if needed. The Company has not entered into any agreements, plans or proposals for such financing through the issuance of additional securities and as of present has no plans to do so. The Company will not use the Deposited Funds as collateral or security for any loan or debt incurred. Further, the Deposited Funds will not be used to pay back any loan or debts incurred by the Company. If the Company does require additional financing, there is no guarantee that such financing will be available to it or if available that such financing will be on terms acceptable to the Company. (See "Use of Proceeds.")


Reports to Stockholders

The Company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.

Dividends

The Company was only recently organized, has no earnings, and has paid no dividends to date. Since the Company was formed as a blank check company with its only intended business being the search for an appropriate Business Combination, the Company does not anticipate having any earnings until such time that a Business Combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a Business Combination, the Company will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a Business Combination is reconfirmed.

Transfer Agent

The Company has appointed Oxford Transfer and Registrar Agency, Inc. as the Transfer Agent for the Company.


                       PLAN OF DISTRIBUTION


The Company hereby offers the right to subscribe for 40,000 Shares at $.50 per Share. The Company proposes to offer the Shares directly on a "best efforts, all or none basis", and no compensation is to be paid to any person in connection with the offer and sale of the Shares. The Company's officers and directors, Fabrezio Scuderi, Giuseppe Guillot and Roberto Celli, shall distribute prospectuses related to this Offering. The Company estimates approximately 100 to 200 prospectuses shall be distributed in such a manner. Mr. Scuderi, Mr. Guillot and Mr. Celli intend to distribute prospectus to acquaintances, friends and business associates. The Offering shall be conducted by Messrs. Scuderi, Guillot and Celli. Although Messrs. Scuderi, Guillot and Celli are "associated persons" of the Company as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), they are deemed not to be brokers for the following reasons: (1) the officers and directors are not subject to a statutory disqualifications as that terms is defined in Section 3(a)(39) of the Exchange Act at the time of his/her participation in the sale of the Company's securities; (2) they will not be compensated in connection with their participation in the sale of the Company's securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; (3) none of them are an associated person of a broker or dealers at the time of his/her participation in the sale of the Company's securities; and (4) each associated person shall restrict his/her participation to the following activities:

          (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

          (b) responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

          (c) performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by the Company on connection with the sale of securities being offered hereby. In the event a broker who may be deemed an Underwriter is retained by the Company, an amendment to the Company's Registration Statement will be filed with the Securities and Exchange Commission.

Neither the Company nor anyone acting on its behalf including the Company's shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between the Company (or anyone acting on its behalf) and any market maker regarding the participation of any such market maker in the future trading market (if any) for the Company's securities, nor does the Company have any plans to engage in such discussions. The Company does not intend to use consultants to obtain market makes. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the Shares subsequent to the acquisition of any business opportunity. The Company's investors shall make their own decisions regarding whether to hold or sell their Shares. The Company shall not exercise any influence over investors' decisions.

Method of Subscribing

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date (as defined below), to the Company. The subscription price of $.50 per Share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of the Company. This offering is being made on a "best efforts, all or none basis." Thus, unless all 40,000 shares are sold, none will be sold.

The Company's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the Shares offered in this offering. The aggregate number of Shares which may be purchased by such persons shall not exceed 20% of the number of Shares sold in this offering. Such purchases may be made in order to close the "all or nothing" offering. Shares purchased by the Company's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

                         EXPIRATION DATE

This offering will expire 90 days from the date of this prospectus (or 180 days from the date of this prospectus if extended by the Company).

                            LITIGATION

The Company is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against the Company which may materially affect the Company.

                          LEGAL OPINIONS

Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York 10005, special counsel to the Company, has rendered an opinion that the Shares are validly issued.


                             EXPERTS

The balance sheet of the Company as of August 31, 1998, and the related statements of operations, changes in stockholders' deficit and cash flows for the initial period from July 31, 1997 (date of incorporation) through August 31, 1998 included in this Prospectus and incorporated by reference in the Registration Statement, have been audited by Ahearn, Jasco + Company, P.A., independent auditors, as stated in their report appearing herein and incorporated by reference in the Registration Statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                       FURTHER INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form SB-2 with respect to this the securities offered by this prospectus. This prospectus omits certain information contained in the Registration Statement as permitted by the Rules and Regulations of the Commission. Reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rate or at the Commission's website, www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.

                       RIVIERA GROUP, INC.

                  (A Development Stage Company)

                       FINANCIAL STATEMENTS

      For the Period July 31, 1997 (Date of Incorporation)
                      to August 31, 1998


CONTENTS                                PAGE


  Report of Independent Auditors                F-2

  Financial Statements:

  Balance Sheet                                 F-3

  Statement of Operations                       F-4

  Statement of Shareholders' Deficit            F-5

  Statement of Cash Flows                       F-6

  Notes to Financial Statements                 F-7 - F-9

                  REPORT OF INDEPENDENT AUDITORS



To the Stockholders of
Riviera Group, Inc.

We have audited the accompanying balance sheet of Riviera Group, Inc. (the "Company"), a development stage company, as of August 31, 1998, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period July 31, 1997 (date of incorporation) through August 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riviera Group, Inc. as of August 31, 1998, and the results of its operations and its cash flows for the period July 31, 1997 (date of incorporation) through August 31, 1998 in conformity with generally accepted principles.


                              AHEARN, JASCO + COMPANY, P.A.

                              AHEARN, JASCO + COMPANY, P.A.
                              Certified Public Accountants

Pompano Beach, Floria
October 6, 1998

RIVIERA GROUP, INC.
( A development stage company)
BALANCE SHEET
AUGUST 31, 1998

                             ASSETS


CURRENT ASSET- Cash and Cash equivalents                         $   7,976

ORGANIZATION COSTS, net                                        160

DEFERRED OFFERING COSTS                                   17,385

     TOTAL                                             $ 25,521



             LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITY- Accounts payable and accrued expenses  $   4,466


PROMISSORY NOTES PAYABLE                                  23,800


STOCKHOLDERS' DEFICIT:
     Common stock, $.0001 par value; 20,000,000 shares
     authorized; 170,000 shares issued and outstanding                   17
     Additional paid-in capital                                       1,683
     Deficit accumulated during the development stage                (4,445)

STOCKHOLDERS' DEFICIT, NET                                           (2,745)

TOTAL                                                               $ 25,521

               See notes to financial statements.

                      RIVIERA GROUP, INC.
                 (A development stage company)
                    STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 31, 1997 (date of incorporation) THROUGH
AUGUST 31, 1998




REVENUE                                                $       -

GENERAL AND ADMINISTRATIVE EXPENSES                           4,445

     LOSS BEFORE INCOME TAX PROVISION                        (4,445)

PROVISION FOR INCOME TAXES                                      -

     NET LOSS                                          $    (4,445)




PER SHARE AMOUNTS:
  Net loss per common share outstanding, basic and diluted   $   (0.0261)


COMMON SHARES OUTSTANDING AT AUGUST 31, 1998               170,000







               See notes to financial statements.
                              F-4

                      RIVIERA GROUP, INC.
                 (A development stage company)
         STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE PERIOD FROM JULY 31, 1997 (date of incorporation)
THROUGH AUGUST 31, 1998



                                                           Deficit
                                                        Accumulated
                              Common         Additional  During the
                              Stock, at         Paid-in Development
                              Par value    Capital           Stage     Total


STOCKHOLDERS' DEFICIT,
JULY 31, 1997                 $       -      $        -     $  -       $  -


Sale of 170, 000 shares
of common stock,
June 1998                        17           1,683           -         1,700


Net loss for the
initial period ended
August 31, 1998              -                -           (4,445)     (4,445)



STOCKHOLDERS' DEFICIT,
 August 31, 1998           $     17       $    1,683    $  (4,445) $ (2,745)














              See notes to financial statements.


                      RIVIERA GROUP, INC.
                 (A development stage company)
                    STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 31, 1997 (date of incorporation)
THROUGH AUGUST 31, 1998



CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                               $   (4,445)
Items not affecting cash flow from operations:
    Amortization                                               5
     Accounts payable and accrued expenses                  4,466

          NET CASH PROVIDED BY OPERATING ACTIVITIES            26


CASH FLOWS FROM INVESTING ACTIVITIES:
     Deferred offering costs incurred                       (17,385)
     Organization costs incurred                               (165)

     NET CASH USED IN INVESTING ACTIVITIES                   (17,550)


CASH FLOWS FROM FINANCING ACTIVITIES:
     Sales of common stock                                      1,700
     Issuance of promissory notes                              23,800

     NET CASH PROVIDED BY FINANCING ACTIVITIES:                25,500

     CASH BALANCE AT AUGUST 31, 1998                       $    7,976


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                $       -


     Cash paid for income taxes                            $       -


               See notes to financial statements.
                              F-6
                      RIVIERA GROUP, INC.
                ( A Development stage company )
                 NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD JULY 31, 1997 ( date of incorporation ) THROUGH AUGUST 31, 1998




NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

     Riviera Group, Inc., a development stage company, was organized in Delaware on July 31, 1997 as a "blank check" company which plans to look for a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining the first capital contribution by the insiders, issuance of debt to obtain working capital, and coordination activities regarding the SEC registration of the company.
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE - 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Deferred Offering Costs
     Deferred offering costs, which are being incurred in anticipation of the Company filing a Rule 419 registration statement, are being deferred until the registration is complete. During 1998, the company advanced $17,000 to the law firm of Schonfeld & Weinstein, LLP for legal fees paid. The remaining deferred costs represent governmental filing fees.

    Organization Costs, Net
     Organization costs are being amortized over a period of 60 months. Accumulated amortization as of August 31, 1998 is $5.

    Income Taxes
     The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance.

    Cash and Cash Equivalents
     Cash and cash equivalents, if any , include all highly liquid instruments with an original maturity if three months or less at the date of purchase.

    Fair Value of Financial Instruments
     Cash, accounts payable, and other accrued expenses are recorded in the financial statements cost, which approximates fair market value because of the short-term maturity of those instruments.

                      RIVIERA GROUP, INC.
                 (A development stage company)
                 NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD JULY 31, 1997 (date of incorporation) THROUGH AUGUST 31, 1998




NOTE 3 - PROMISSORY NOTES PAYABLE

     In May 1998, the Company consummated its bridge financing in order to pay certain organizational expenses and general costs of the SEC registration.
Six investors, all related parties to the Company, loaned the Company an aggregate of $23,800 and were issued promissory notes which bear interest at the rate of 7% annum. The notes are due and payable at the consummation of a business combination (as defined) with accrued interest.
As of August 31, 1998, accrued and unpaid interest totaled $417.


NOTE 4- ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses at August 31, 1998 consist of the following:

          Professional fees                  $ 3,000
          Interest                               416
          Taxes and other                     1,050

                         Total              $  4,466


NOTE 5 - RULE 419 REQUIREMENTS

     Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and deal allowances issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and deposited Securities will be released to the company and to the investors, respectively, only after the company has met the following three basis conditions. First, the company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the company must file a post-effective amendment to the registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors representing 80% of the Deposited Funds must elect to remain investors. The post-effective amendment must also include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities.
Investors who don not reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the
                                F-8

     Deposited Funds reconfirm their investments, the Deposited Funds will be returned to the investors on a pro-rata basis.

                        RIVIERA GROUP, INC.
                   (A development stage company)
                   NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD OF JULY 31, 1997 (date of incorporation) THROUGH AUGUST 31 1998



NOTE 6 - STOCKHOLDER'S EQUITY

     The company was duly organized under the laws of the State of Delaware.
The company has authorized 20,000,000 shares of common stock at $.0001 par value. Through August 31, 1998, the company has raised $1,700 through the issuance of 170,000 equity units consisting of one share of common stock and one common stock purchase warrant. Each warrant is exercisable at $.60 per share. The warrants may not be exercised until after a business combination
(as defined) has been consummated. The warrants expire seven years from the date of issue.


NOTE 7 - LOSS PER COMMON SHARE

     Net loss per common share outstanding, as shown on the statement of operations, is based on the number of common shares outstanding at August 31,
 1998. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the period from incorporation through August 31, 1998 were for initial capital and were issued to just seven individuals. Therefore, the total shares outstanding at the end of the year was deemed to be the most relevant number of shares to use for purposes of this disclosure. No separate computation was made for diluted earnings per share because the inclusion of the warrants would be anti-dilutive.
     For future periods, the Company will utilize the treasury stock method for computing earnings per share,and will compute a weighted average number of shares outstanding once additional shares of stock are issue to new stockholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for the determining primary earnings per share is computed using the average market price during the fiscal period, whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earning per share is computed using the market price f the end of the fiscal period, if greater that the average marker price.

NOTE 8 - RELATED PARTY TRANSACTIONS

     Office Facilities
          Office space is provided by an officer of the Company at no charge.

     Promissory Notes Payable
          See note 3 for debt issued to relate parties.







PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

The Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

     INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.
- (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director,officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Article XI of the Company's By-laws provides for the indemnification of the company's officers, directors, and corporate employees and agents under certain circumstances as follows:

Article XI provides that the Company will hold harmless and will indemnify all officers, directors, employees and agents of the Company against all expense, liability and loss reasonably incurred or suffered by such person in its connection as such with the Company. The Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person (except against the Company) only if such proceeding was authorized by the Company's Board of Directors.

If a claim under the above paragraph is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at anytime thereafter bring suit against the Company to recover the unpaid amount of the claim. If the claimant is successful, it is entitled to be paid the expense of prosecuting such claim, as well.

Notwithstanding any limitations in other sections of the By-laws, the Company will, to the fullest extend permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

The Company may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of the Company against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


          Escrow Fee                         $ 1,000.00
          Securities and Exchange Commission
          Registration Fee                   $   100.00
          Legal Fees                         $17,000.00
          Accounting Fees                    $ 3,000.00
          Printing and Engraving             $   500.00
          Blue Sky Qualification Fees and Expenses$ 400.00
          Miscellaneous                      $   750.00
          Transfer Agent Fee                 $   500.00
          TOTAL                              $23,000.00

Item 26.  Recent Sales of Unregistered Securities


The Company issued 170,000 Units between September 1997 and May 1998 to its initial stockholders for $1,700.00, or $.01 per Unit. Each Unit consists of one (1) share of common stock and one (1) common stock purchase warrant, exercisable at $.60 per share.

Name/Address
Consideration
Beneficial                                                      Price
Owner                         Units Purchased(2)             Paid

Ettore Cesaraccio(1)               50,000                   $  500.00
660 Madison Avenue
16th Floor
New York, NY 10021

Nagis Real Estate Company(1)        70,000              $   700.00
660 Madison Avenue
16th Floor
New York, NY 10021

Cavendish Distribution             18,750              $   187.50
Corporation Ltd.
Hochwachstrasse 31
8400 Winterhur
Switzerland

Mordechai Book                 2,500              $    25.00
68 Carlton Road
Monsey, NY 10952

Renato Strauss                 2,500              $    25.00
354 East 50th Street
New York, NY 10022

Phillip Levy                   7,500              $    75.00
354 East 50th Street
New York, NY 10022

Rose-Marie Fox                18,750              $   187.50
354 East 50th Street
New York, NY 10022


Total                              170,000             $ 1,700.00
___________
     (1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.

     (2) These Units were sold under the exemption of Section 4(2) of the Securities Act of 1933.

Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act or exemption therefrom.

   EXHIBITS


Item 27.




 3.1    Certificate of Incorporation.

 3.2    By-Laws.

 4.1    Specimen Certificate of Common Stock.

 4.6    Form of Escrow Agreement.

 5.0    Opinion of Counsel.

24.0    Accountant's Consent to Use Opinion.

24.1    Counsel's Consent to Use Opinion.

Item 28.

                             UNDERTAKINGS



     The registrant undertakes:


(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on January 13, 1999.


                        RIVIERA GROUP, INC.


             BY:

                         Fabrezio Scuderi, President
                         Fabrezio Scuderi, President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Fabrezio Scuderi                        Dated January 13, 1999
Fabrezio Scuderi
President, Director


Guiseppe Guillot                        Dated January 14, 1999
Giuseppe Guillot
Vice President, Secretary, Director


Roberti Celli                           Dated  January 14, 1999
Roberto Celli
Director

                    CERTIFICATE OF INCORPORATION

                                 OF

                         RIVIERA GROUP INC.






     FIRST.    The name of this corporation shall be:

                         RIVIERA GROUP INC.

     SECOND.       Its registered office in the State of Delaware is to be
located at 1013 Centre Road,  in the City of Wilmington, County of New
Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD.    The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.   The total number of shares of stock which this corporation is authorized to issue is:

     Twenty Million (20,000,000) shares with a par value of ($0.0001) per share, amounting to Two Thousand Dollars ($2,000) .

     FIFTH.    The name and address of the incorporator is as follows:

                          Kathleen Crowley
                    Corporation Service Company
                          1013 Centre Road
                        Wilmington, DE 19805

     SIXTH.          The Board of Directors shall have the power to adopt, amend or repeal the by-Laws.

     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such
director as a director.   Notwithstanding the foregoing sentence, a director
shall be liable to the extent provided by  applicable law,   (i)   for
breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the Law, (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv)
for any transaction from which the director derived an improper personal
benefit.   No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

  IN WITNESS WHEREOF,     the undersigned, being the incorporator hereinbefore
named, has executed, signed and acknowledged this certificate of Incorporation this thirty-first day of July, A . D. , 1997.




                              Kathleen Crowley
                              Incorporator

                            BY-LAWS

                              OF

                       RIVIERA GROUP, INC.



                      ARTICLE I - OFFICES


     1.1 Registered Office: The registered office shall be established and maintained at and shall be the registered agent of the Corporation in charge hereof.


     1.2  Other Offices:   The corporation may have other offices, either within
or without the State of Delaware, at such place or places the Board of Directors may from time to time appoint or the business of the corporation may require, provided,however, that the corporation's books and records shall be maintained at such place within the continental United States as the Board of Directors shall from time to time designate.


                   ARTICLE II- STOCKHOLDERS


     2.1  Place of Stockholders' Meetings:      All meetings of the stockholders
of the Corporation shall be held at such place or places, within or outside the State of Delaware as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

     2.2  Date and Hour of Annual Meetings of Stockholders:    An annual
meeting of stockholders shall be held each year within five months after the close of the fiscal year of the Corporation.

     2.3  Purpose of Annual Meetings:   At each annual meeting, the stockholders
shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any further proper business may be transacted.

     2.4  Special Meetings of Stockholders:   Special meetings of the
stockholders or any class or series thereof entitled to vote may be called by the President or by the Chairman of the Board of Directors, or at the request in writing by stockholders of record owning at least fifty (50%) percent of the issued and outstanding voting shares of common stock of the corporation.

     2.5  Notice of Meetings of Stockholders:    Except as otherwise expressly
required or permitted by law, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting, written notice, served personally by mail or by telegram, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address for notices to such stockholder as it appears on the records of the corporation.


     2.6  Quorum of Stockholders:

          (a) Unless otherwise provided by the Certificate of Incorporation or by law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

          (b) At any meeting of the stockholders at which a quorum shall be present, a majority of voting stockholders, present in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given except as provided in paragraph
(d) below and except where expressly required by law.

          (c) At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

          (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


     2.7. Chairman and Secretary of Meeting:    The President, shall preside at
meetings of the stockholders. The Secretary shall act as secretary of the meeting or if he is not present, then the presiding officer may appoint a person to act as secretary of the meeting.


     2.8. Voting by Stockholders: Except as may be otherwise provided by the Certificate of Incorporation or these by-laws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of voting stock standing in his name one the books of the corporation on the record date for the meeting. Except as otherwise provided by these by-laws, all elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.


     2.9. Proxies: Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy. Every proxy shall be in writing,subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.


     2.10.     Inspectors:    The election of directors and any other vote by
ballot at any meeting of the stockholders shall be supervised by a least two inspectors. Such inspectors may be appointed by the presiding officer before or at the meeting; or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.


     2.11.     List of Stockholders:

     (a) At least ten days before every meeting of stockholders, the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

     (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     (c) This list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

     (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this
Section 2.11 or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.


     2.12.     Procedure at Stockholders' Meetings:    Except as otherwise
provided by these by-laws or any resolutions adopted by the stockholders or Board of Directors, the order of business and all other matters of procedure at every meeting of stockholders shall be determined by the presiding officer.


     2.13. Action By Consent Without Meeting: Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.



                    ARTICLE III- DIRECTORS


     3.1 Powers of Directors: The property, business and affairs of the corporation shall be managed by its Board of Directors which may exercise all the powers of the corporation except such as are by the law of the State of Delaware or the Certificate of Incorporation or these by-laws required to be exercised or done by the stockholders.


     3.2  Number, Method of Election, Terms of Office of Directors:     The
number of directors which shall constitute the Board of Directors shall be (
       ) unless and until otherwise determined by a vote of a majority of the entire Board of Directors. Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, provided, however, that a director may resign at any time. Directors need not be stockholders.


     3.3  Vacancies on Board of Directors; Removal:

          (a) Any director may resign his office at any time by delivering his resignation in writing to the Chairman of the Board or to the President. It will take effect at the time specified therein or, if no time is specified, it will be effective at the time of its receipt by the corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the registration.

          (b) Any vacancy in the authorized number of directors may be filled by majority vote of the stockholders and any director so chosen shall hold office until the next annual election of directors by the stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

          (c) Any director may be removed with or without cause at any time by the majority vote of the stockholders given at a special meeting of the stockholders called for that purpose.


     3.4  Meetings of the Board of Directors:

          (a) The Board of Directors may hold their meetings, both regular and special, either within or outside the State of Delaware.

          (b) Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. No notice of such regular meetings shall be required.
If the date design
for any regular meeting be a legal holiday, then the meeting shall be held on the next day which is not a legal holiday.

          (c) The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders for the election of officers and the transaction of such other business as may come before it. If such meeting is held at the place of the stockholders' meeting, no notice thereof shall be required.

          (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or the President or at the written request of any one director.

          (e) The Secretary shall give notice to each director of any special meeting of the Board of Directors by mailing the same at least three days before the meeting or by telegraphing, telexing, or delivering the same not later than the date before the meeting.

          Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any director shall be required with respect to any meeting at which the director is present.


     3.5. Quorum and Action: Unless provided otherwise by law or by the Certificate of Incorporation or these by-laws, a majority of the Directors shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.


     3.6. Presiding Officer and Secretary of the Meeting:   The President, or,
in his absence a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officer may appoint a secretary of the meeting.


     3.7. Action by Consent Without Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.


     3.8. Action by Telephonic Conference:   Members of the Board of
Directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.


     3.9. Committees:    The Board of Directors shall, by resolution or
resolutions passed by a majority of Directors designate one or more committees, each of such committees to consist of one or more Directors of the Corporation, for such purposes as the Board shall determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.


     3.10 Compensation of Directors:    Directors shall receive such reasonable
compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.





                     ARTICLE IV- OFFICERS


     4.1  Officers, Title, Elections, Terms:

          (a) The elected officers of the corporation shall be a President, a Treasurer and a Secretary, and such other officers as the Board of Directors shall deem advisable. The officers shall be elected by the Board of Directors at its annual meeting following the annual meeting of the stockholders, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified.

          (b) The Board of Directors may elect or appoint at any time, and from time to time, additional officers or agents with such duties as it may deem necessary or desirable. Such additional officers shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment. Two or more offices may be held by the same person.

          (c) Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

          (d) Any officer may resign his office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time has been specified, at the time of its receipt by the corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          (e) The salaries of all officers of the corporation shall be fixed by the Board of Directors.


     4.2. Removal of Elected Officers: Any elected officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by a majority of the Directors then in office.


     4.3. Duties:

          (a)  President:     The President shall be the principal executive
officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all the business and affairs of the corporation. He shall, when present,preside at all meetings of the stockholders and of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

          (b)  Treasurer:     The Treasurer shall (1) have charge and custody of
and be responsible for all funds and securities of the Corporation; (2) receive and give receipts for moneys due and payable to the corporation from any source whatsoever; (3) deposit all such moneys due and payable to the corporation in such banks, trust companies, or other depositories as shall be selected by resolution of the Board of Directors; and (4) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. He shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

          (c)  Secretary:     The Secretary shall (1) keep the minutes of the
meetings of the stockholders, the Board of Directors, and all committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law;
(3) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal, is duly authorized; (4) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (5) have general charge of stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.



                   ARTICLE V - CAPITAL STOCK


     5.1  Stock Certificates:

          (a) Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the President and by the Treasurer or the Secretary, certifying the number of shares owned by him.

          (b) If such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

          (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

          (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors, and shall be numbered and registered in the order in which they were issued.

          (e) All certificates surrendered to the corporation shall be canceled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.


     5.2  Record Ownership:        A record of the name and address of the
holder of such certificate, the number of shares represented thereby and the date of issue thereof shall be made on the corporation's books. The corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.


     5.3 Transfer of Record Ownership: Transfer of stock shall be made on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.


     5.4 Lost, Stolen or Destroyed Certificates: Certificates representing shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.


     5.5  Transfer Agent; Registrar; Rules Respecting Certificates:   The
corporation may maintain one or more transfer offices or agencies where stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices where such stock shall be transferable. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.


     5.6  Fixing Record Date for Determination of Stockholders of Record:   The
Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


          5.7. Dividends:     Subject to the provisions of the Certificate of
Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the corporation.


        ARTICLE VI - SECURITIES HELD BY THE CORPORATION


     6.1  Voting:   Unless the Board of Directors shall otherwise order, the
President, the Secretary or the Treasurer shall have full power and authority, on behalf of the corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the corporation may hold stock, and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.


     6.2  General Authorization to Transfer Securities Held by the Corporation

          (a) Any of the following officers, to wit: the President and the Treasurer shall be, and they hereby are, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the corporation, and to make, execute and deliver, under the seal of the corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

          (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph
(a), a certificate of the Secretary of the corporation in office at the date of such certificate setting forth the provisions of this Section 6.2 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the corporation, and that with respect to such securities the authority of these provisions of the by-laws and of such officers is still in full force and effect.



                  ARTICLE VII - MISCELLANEOUS


     7.1  Signatories:   All checks, drafts or other orders for the payment of
money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.



     7.2  Seal:     The seal of the corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.


     7.3 Notice and Waiver of Notice: Whenever any notice of the time, place or purpose of any meeting of the stockholders, directors or a committee is required to be given under the law of the State of Delaware, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.


     7.4  Indemnity:     The corporation shall indemnify its directors, officers
and employees to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and provided further that nothing in this section 7.4 shall be deemed to obviate the necessity of the Board of Directors to make any determination that indemnification of the director, officer or employee is proper under the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the Delaware General Corporation Law.


     7.5  Fiscal Year:   Except as from time to time otherwise determined by
the Board of Directors, the fiscal year of the corporation shall end on      .

               ESCROW AGREEMENT (PUBLIC OFFERING)


          AGREEMENT made this       day of           , 1999 by and among the
Issuer whose name and address appears on the Information Sheet (as defined herein) attached to this Agreement, and Citibank, N.A., 120 Broadway, New York, New York (the "Escrow Agent").


                      W I T N E S S E T H :

          WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") covering a proposed public offering of its securities (collectively, the "Securities", and individually, a "Share") as described on the Information Sheet; and

          WHEREAS, the Issuer proposes to offer the Securities, as agent for the Issuer, for sale to the public on a "best efforts, all or none basis" at the price per Share all as set forth on the Information Sheet; and

          WHEREAS, the Issuer proposes to establish an escrow account with the Escrow Agent in connection with such public offering and the Escrow Agent is willing to establish such escrow account on the terms and subject to the conditions hereinafter set forth;

          NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

          1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the Information Sheet which is attached to this Agreement and is incorporated by reference herein and made a part hereof (the "Information Sheet").

          2.   Establishment of Escrow Account.

          2.1 The parties hereto shall establish a non- interest-bearing escrow account at the office of the Escrow Agent, and bearing the designation, set forth on the Information Sheet (the "Escrow Account").

           2.2 On or before the date of the initial deposit in the Escrow Account pursuant to this Agreement, the Issuer shall notify the Escrow Agent in writing of the effective date of the Registration Statement (the "Effective Date") and the Escrow Agent shall not be required to accept any amount for deposit in the Escrow Account prior to its receipt of such notification.

          2.3 The Offering Period, which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended by an Extension Period only if the Escrow Agent shall have received written notice thereof at least five (5) business days prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of the calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as hereinabove provided), is referred to herein as the "Termination Date." After the Termination Date, the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

          3.   Deposits in the Escrow Account.

          3.1 Upon receipt, the Issuer shall promptly deposit all monies received from investors to the Escrow Agent. All of these deposited proceeds (the "Deposited Proceeds") shall be in the form of checks or money orders. All checks or money orders deposited into the Escrow Account shall be made payable to "The Brian H. Corp. and Citibank, N.A." Any check or money order payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Issuer (together with any Subscription Information, as defined below, or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement. The Deposited Proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

          3.2  The Deposited Proceeds shall be invested in either

               (a) an obligation that constitutes a "deposit" as that term is defined in Section (3)(1) of the Federal Deposit Insurance Act;

               (b) securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c) (3), and (c)(4) of Rule 2a-7 under the Investment Company Act; or

               (c) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

          3.3 Simultaneously with each deposit into the Escrow Account, the Issuer shall inform the Escrow Agent by confirmation slip or other writing of the name and address of the prospective purchaser, the number of Securities subscribed for by such purchaser, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

          3.4 The Escrow Agent shall not be required to accept for deposit into the Escrow Account checks which are not accompanied by the appropriate Subscription Information. Checks and money orders representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

          3.5 The Escrow Agent shall not be required to accept any amounts representing payments by prospective purchasers, whether by check or money order, except during the Escrow Agent's regular banking hours. Any check, money order or cash not received prior to 1:00 P.M. shall be deposited the following business day.

          3.6 Interest or dividends earned on the Deposited Proceeds, if any, shall be held in the Escrow Account until the Deposited Proceeds are released in accordance with the provisions of Section 4 of the Escrow Agreement. If the Deposited Proceeds are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such Deposited Proceeds up to the date of release. If the Deposited Proceeds held in the Escrow Account are released to the Company, any interest or dividends earned on such funds up to the date of release may be released to the Company.

          3.7 The Issuer shall deposit the Securities directly into the Escrow Account promptly upon issuance (the "Deposited Securities"). The identity of the purchaser of the Securities shall be included on the Common Stock and Warrant certificates.

          3.8 The Deposited Securities shall be held for the sole benefit of the purchasers. No transfer or other disposition of Securities held in the Escrow Account or any interest related to such Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

          3.9 The Escrow Agent shall refund any portion of the Deposited Proceeds prior to disbursement of the Deposited Proceeds in accordance with
Section 4 hereof upon instructions in writing signed by the Issuer.



          4.   Disbursement from the Escrow Account.


          4.1 The Deposited Proceeds may be released to the Company and the Securities delivered to the purchaser or other registered holder only at the same time as or after:

               (a) the Escrow Agent has received a signed representation from the Company, together with an opinion of counsel that the following events have already occurred and the following requirements have already been met:

                    (1) Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the Company and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon theexercise or conversion of the Securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, if any, the Company filed a post-effective amendment that:

     (i) Discloses the information specified by the SB-2 registration statement form and Industry Guides, including financial statements of the Company and the company or business with which it plans to merge or acquire (the "Target Company"), and pro forma financial information required by the SB-2 and applicable rules and regulations;

     (ii) Discloses the results of the initial offering, including but not limited to:

          (A) The gross offering proceeds received to date, specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to the Company, and amounts remaining in the Escrow Account; and

          (B) The specific amount, use and application of funds disbursed to the Company to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly specifying the amounts and purposes of such payments; and

     (iii) Discloses the terms of the offering as described pursuant to Section 4 of this Escrow Agreement.

                    (2) The terms of the offering provided, and the Company satisfied, the following conditions:

     (i) Within five business days after the effective date of the post-effective amendment(s), the Company shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

     (ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the purchaser elects to remain an investor. If the Company has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the Escrow Account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

     (iii) The acquisition(s) meeting the criteria set forth in paragraph (a)
(1) of this Section 4 will be consummated if a sufficient number of purchasers confirm their investments; and

     (iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the Effective Date, the Deposited Funds shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

     (b) Funds held in the Escrow Account may be released to the Company and securites may be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as or after consummation of an acquisition(s) meeting the requirements set forth in Section 4.1(a)(1)(iii) of this Escrow Agreement.

          4.2 In the event that at the close of regular banking hours on the Termination Date less than all of the Shares have been sold, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser held in Escrow without interest thereon or deduction therefrom, and the Escrow Agent shall notify the Issuer of its distribution of the Deposited Proceeds.

          4.3 In the event that at any time up to the close of banking hours on the Termination Date all of the Shares have been sold, the Escrow Agent shall notify the Issuer of such fact in writing within a reasonable time thereafter. The Escrow Agent shall hold the Deposited Proceeds until the events described in
Section 4.1 of this Escrow Agreement take place.

          4.4 Upon disbursement of the Deposited Proceeds pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Deposited Proceeds.


          5.   Rights, Duties and Responsibilities of Escrow
               Agent.

          It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:


          5.1 The Escrow Agent shall not be responsible for the performance by the Issuer of its obligations under this Agreement.

          5.2 The Escrow Agent shall not be required to accept from the Issuer any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks or money orders representing the payment of money, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Issuer except as to the amount of such payments; however, the Escrow Agent shall notify the Issuer within a reasonable time of any discrepancy between the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

          5.3 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Issuer any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

          5.4 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document. The Escrow Agent must, however, determine for itself whether the conditions permitting the release of the funds in the Escrow Account have been met.

          5.5 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account or the Deposited Proceeds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent, at its sole option, may deposit the Deposited Proceeds (and any other amounts that thereafter become part of the Deposited Proceeds) with the registry of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Deposited Proceeds with the registry of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

          5.6 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

          5.7 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Deposited Proceeds or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Deposited Proceeds or any part thereof.

          5.8 The Escrow Agent shall determine whether or not the Offering has been successful, and if it determines that less than all of the Securities being offered have been sold, thus rendering the Offering unsuccessful, the Escrow Agent shall return the proceeds of the Offering to the investors on a pro-rata basis.

          6. Amendment; Resignation. This Agreement may be altered or amended only with the written consent of the Issuer and the Escrow Agent. The Escrow Agent may resign for any reason upon seven (7) business days written notice to the Issuer. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Deposited Proceeds, but its only duty shall be to hold the Deposited Proceeds for a period of not more than ten (10) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer and such successor escrow agent, the resigning Escrow Agent shall pay over to the successor escrow agent the Deposited
Proceeds, less any portion thereof previously paid out in accordance with this Agreement, or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Deposited Proceeds to each prospective purchaser without interest thereon or deduction therefrom, and the resigning Escrow Agent shall notify the Issuer in writing of its liquidation and distribution of the Deposited Proceeds; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Deposited Proceeds to a successor Escrow Agent or distribution of the Deposited Proceeds pursuant to this Section 6.

          7. Representations and Warranties. The Issuer hereby represents and warrants to the Escrow Agent that:

          7.1 No party other than the parties hereto and the prospective purchasers have, or shall have any lien, claim or security interest in the Deposited Proceeds or any part thereof.

          7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Deposited Proceeds or any part thereof.

          7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Deposited Proceeds, be deemed a representation and warranty that such deposit represents a bona fide sale to the purchaser described therein of the amount of Securities set forth in such Subscription Information.

          7.4 All of the information contained in the Information Sheet is, as of the date hereof and will be, at the time of any disbursement of the Deposited Proceeds, true and correct.


          8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fee set forth in the Information Sheet, payable upon execution of this Agreement. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees, but not including the review of this Agreement.

          9.   Indemnification and Contribution.

          9.1 The Issuer (referred to as the "Indemnitor") agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct of the Indemnitees.

          9.2 If the indemnification provided for in this Section 9 is applicable, but for any reasons held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

          9.3 Any Indemnitee which proposes to assert the right to be indemnified under this Section 9, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnitee in respect of which a claim is to be made against the Indemnitor under this Section 9, will notify the Indemnitor of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the Indemnitor of any such action, suit or proceeding shall not relieve the Indemnitor from any liability which they may have to any Indemnitee otherwise than under this Section 9. In case any such action, suit or proceeding shall be brought against any Indemnitee and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate in and, to the extent that they shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnitee. The Indemnitee shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been authorized by the Indemnitor, (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest among the
Indemnitor and the Indemnitee in the conduct of the defense of such action (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee) or (iii) the Indemnitor in fact shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Indemnitor.

          9.4 The Indemnitor agrees to provide the Indemnitees with copies of all registration statements pre- and post-effective amendments to such registration statements including exhibits, whether filed with the SEC prior to or subsequent to the disbursement of the Deposited Proceeds.

          9.5 The provisions of this Section 9 shall survive any termination of this Agreement, whether by disbursement of the Deposited Proceeds, resignation of the Escrow Agent or otherwise.

          10. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Deposited Proceeds shall be void as against the Escrow Agent unless:

          (a)  written notice thereof shall be given to the Escrow Agent; and

          (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

          11. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, if to the Issue, at its address set forth on the Information Sheet, and if to the Escrow Agent, Citibank, N.A., Attention: Trust Department.

          12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be unpaid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

          13. Closing. The closing shall take place within 90 days of the Effective Date unless an additional 90 days is approved by the Company, but in no instance later than 180 days after the Effective Date.

          14. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the context may require.

          15. Captions. All captions are for convenience only and shall not limit or define the term thereof.

          16. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties herein.

          17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                         THE ISSUER: RIVIERA GROUP, INC.


                              By:





                         ESCROW AGENT: CITIBANK, N.A.


                              By:

                            CITIBANK, N.A.


                  ESCROW AGREEMENT INFORMATION SHEET

1.   The Company
          RIVIERA GROUP, INC.
     345 East 80th Street
     New York, New York 10128

State of incorporation or organization: Delaware

2.   The Underwriter
     Self-Underwriting

State of incorporation or organization:


3.   The Securities
     Description of the Securities to be offered (e.g., shares of common stock or warrants for common stock, debentures, units consisting of shares and warrants, etc.): Shares of Common Stock.

4.   Type of Offering
     Registration Statement filed on form  SB-2
     Offering Statement filed pursuant to Regulation C of the General Rules and Regulations under the Securities Act of 1933.

5.   Offering Amount:  $ 20,000

6.   Plan of Distribution of the Securities
     Offering Period:   90 (calendar days)
     Extension Period:  90 (calendar days)
     Collection Period, if any: -0- (calendar days)

7.   The Escrow Account
     Title of the Escrow Account: RIVIERA GROUP, INC.ESCROW ACCOUNT.

8.   Escrow Account Fee
     Amount due on execution of the Escrow Agreement: $
     Fee for each check disbursed pursuant to the terms of the Escrow Agreement (unsuccessful offering): $
     Fee for each subscriber in excess of the first fifty subscribers: $


     Fee for each check returned pursuant to the terms of the Escrow
     Agreement: $


     All other fees will be negotiated on the basis of service requirements.